SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):March 13, 2013

 AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement
Item 2.03     Creation of a Direct Financial Obligation

On March 13, 2013, AeroCentury Corp. (the "Company") and Union Bank, N.A., California Bank and Trust, U.S. Bank National Association, Umpqua Bank, and First Bank entered into an Amended and Restated Loan and Security Agreement (the "Loan Agreement") which, among other things, increased the borrowing capacity under the Company's credit facility to $130 million, extended the maturity date of the credit facility to September 30, 2015, and added First Bank as a new participant to the lender syndicate.  Union Bank, N.A. will continue to act as agent bank under the Loan Agreement.  The borrowings under the Loan Agreement are secured by a first priority lien in all of  the Company's assets, including its aircraft portfolio.  The foregoing description of the Loan Agreement is qualified in its entirety by reference to such agreement filed herewith as Exhibit 99.1.

Item 2.02   Results of Operation and Financial Condition

On March 14, 2013, AeroCentury Corp. (the "Company") announced via press release the Company's results for its fourth quarter and fiscal year ended December 31, 2012. A copy of the Company's press release disclosing these results is attached as Exhibit 99.2.  This Item 2.02 disclosure and the attached Exhibit 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Document
99.1	Form of Amended and Restated Loan and Security Agreement, dated as of March 13, 2013
99.2	Form of Earnings Press Release*
* furnished to, but not filed with, the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 14, 2013
AEROCENTURY CORP
.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer